057 Putnam Europe Growth Fund attachment
12/31/02 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	6,108
Class B	1,793
Class C	     43

72DD2	(000s omitted)

Class M	232


73A1

Class A	$0.215
Class B	$0.086
Class C	$0.077

73A2

Class M	$0.127


74U1	(000s omitted)

Class A	28,594
Class B	20,850
Class C	     562

74U2	(000s omitted)

Class M	1,809


74V1

Class A	$13.85
Class B	$13.40
Class C	$13.75

74V2

Class M	$13.73